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                                                                     Exhibit 5.1



                                March 30, 1999



Ladies and Gentlemen:

      I am the General Counsel of Total Renal Care Holdings, Inc., a Delaware corporation (the "Company") and the holder of stock and options to purchase stock granted under the Company's employee stock plans which in the aggregate represent less than 1% of the Company's outstanding common stock. I am delivering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to 4,000,000 shares of the common stock, $0.001 par value per share (the "Shares") issuable upon the exercise of options granted under the Total Renal Care Holdings, Inc. 1999 Non-Executive Officer and Non-Director Equity Compensation Plan. This opinion is delivered in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

      In rendering the opinion set forth herein, I have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to my satisfaction to be true and correct copies thereof, as I have deemed necessary under the circumstances.

      Based upon the foregoing and such other examination of law and fact as I have deemed necessary, and in reliance thereon, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,


                                /s/ Barry C. Cosgrove
                                Barry C. Cosgrove
                                Senior Vice President, General Counsel
                                and Secretary